EXECUTION COPY
_________________________________________________________________




                     NOVASTAR MORTGAGE, INC.
                           as Servicer,


                    FIRST UNION NATIONAL BANK
                      as Indenture Trustee,


                               and


          NOVASTAR MORTGAGE FUNDING TRUST, SERIES 1998-2
                            as Issuer




                      ______________________

                       SERVICING AGREEMENT

                    Dated as of August 1, 1998

                      ______________________






             Fixed and Adjustable-Rate Mortgage Loans

          NovaStar Mortgage Funding Trust, Series 1998-2
   NovaStar Home Equity Loan Asset-Backed Bonds, Series 1998-2


_________________________________________________________________

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I Definitions. . . . . . . . . . . . . . . . . . . . . .1
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . .1
     Section 1.02.  Other Definitional Provisions. . . . . . . .2
     Section 1.03.  Interest Calculations. . . . . . . . . . . .2

ARTICLE II     Representations and Warranties. . . . . . . . . .3
     Section 2.01.  Representations and Warranties Regarding the
                    Servicer . . . . . . . . . . . . . . . . . .3
     Section 2.02.  Existence. . . . . . . . . . . . . . . . . .4
     Section 2.03.  Enforcement of Representations and
                    Warranties . . . . . . . . . . . . . . . . .4

ARTICLE III    Administration and Servicing of Mortgage Loans. .5
     Section 3.01.  Servicer to Assure Servicing . . . . . . . .5
     Section 3.02.  Subservicing Agreements Between Servicer and
                    Subservicers . . . . . . . . . . . . . . . .7
     Section 3.03.  Successor Subservicers . . . . . . . . . . .8
     Section 3.04.  Liability of the Servicer. . . . . . . . . .8
     Section 3.05.  Assumption or Termination of Subservicing
                    Agreements by Indenture Trustee. . . . . . .8
     Section 3.06.  Collection of Mortgage Loan Payments . . . .9
     Section 3.07.  Withdrawals from the Collection Account. . 11
     Section 3.08.  Collection of Taxes, Assessments and Similar
                    Items; Servicing Accounts. . . . . . . . . 13
     Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans . 14
     Section 3.10.  Servicing and Administration of the CAP
                    Agreements and the ML&Co Guaranty. . . . . 14
     Section 3.11.  Maintenance of Hazard Insurance and Fidelity
                    Coverage . . . . . . . . . . . . . . . . . 15
     Section 3.12.  Due-on-Sale Clauses; Assumption Agreements 17
     Section 3.13.  Realization Upon Defaulted Mortgage Loans. 18
     Section 3.14.  Indenture Trustee to Cooperate; Release of
                    Mortgage Files . . . . . . . . . . . . . . 19
     Section 3.15.  Servicing Compensation . . . . . . . . . . 21
     Section 3.16.  Annual Statements of Compliance. . . . . . 21
     Section 3.17.  Annual Independent Public Accountants'
                    Servicing Report . . . . . . . . . . . . . 22
     Section 3.18.  Optional Purchase of Defaulted Mortgage
                    Loans. . . . . . . . . . . . . . . . . . . 22
     Section 3.19. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property . . 22
     Section 3.20.  Purchase of Converted Mortgage Loans . . . 23
     Section 3.21.  Superior Liens . . . . . . . . . . . . . . 23
     Section 3.22.  Servicing and Administrating of the PMI
                    Policies . . . . . . . . . . . . . . . . . 24

ARTICLE IV     Remittance Reports. . . . . . . . . . . . . . . 26
     Section 4.01.  Remittance Reports . . . . . . . . . . . . 26
     Section 4.02.  Advances . . . . . . . . . . . . . . . . . 26
     Section 4.03.  Compensating Interest Payments . . . . . . 27

ARTICLE V The Servicer . . . . . . . . . . . . . . . . . . . . 27
     Section 5.01.  Liability of the Servicer. . . . . . . . . 27
     Section 5.02.  Merger or Consolidation of, or Assumption of
                     the Obligations of, the Servicer. . . . . 27
     Section 5.03.  Limitation on Liability of the Servicer and
                    Others . . . . . . . . . . . . . . . . . . 27
     Section 5.04.  Servicer Not to Resign . . . . . . . . . . 28
     Section 5.05.  Delegation of Duties . . . . . . . . . . . 29
     Section 5.06. Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and Expenses;
                    Indemnification. . . . . . . . . . . . . . 29

ARTICLE VI     Default . . . . . . . . . . . . . . . . . . . . 30
     Section 6.01.  Servicing Default. . . . . . . . . . . . . 30
     Section 6.02.  Indenture Trustee to Act; Appointment of
                    Successor. . . . . . . . . . . . . . . . . 34
     Section 6.03.  Notification to Bondholders. . . . . . . . 35
     Section 6.04.  Waiver of Defaults . . . . . . . . . . . . 35

ARTICLE VII    Miscellaneous Provisions. . . . . . . . . . . . 35
     Section 7.01.  Amendment. . . . . . . . . . . . . . . . . 35
     Section 7.02.  Governing Law. . . . . . . . . . . . . . . 36
     Section 7.03.  Notices. . . . . . . . . . . . . . . . . . 36
     Section 7.04.  Severability of Provisions . . . . . . . . 37
     Section 7.05.  Third-Party Beneficiaries. . . . . . . . . 37
     Section 7.06.  Counterparts . . . . . . . . . . . . . . . 37
     Section 7.07.  Effect of Headings and Table of Contents . 37
     Section 7.08.  Termination. . . . . . . . . . . . . . . . 38
     Section 7.09.  No Petition. . . . . . . . . . . . . . . . 38
     Section 7.10.  No Recourse. . . . . . . . . . . . . . . . 38

ARTICLE VIII   Administrative Duties of the Servicer . . . . . 38
     Section 8.01.  Administrative Duties. . . . . . . . . . . 38
     Section 8.02.  Records. . . . . . . . . . . . . . . . . . 40
     Section 8.03.  Additional Information to be Furnished . . 40

EXHIBIT A - MORTGAGE LOAN SCHEDULE . . . . . . . . . . . . . .A-1
EXHIBIT B - FORM OF REQUEST FOR RELEASE. . . . . . . . . . . .B-1
EXHIBIT C - FORM OF LIQUIDATION REPORT . . . . . . . . . . . .C-1

         THIS SERVICING AGREEMENT, dated as of August 1, 1998, among NovaStar Mortgage, Inc., as Servicer (the "Servicer"), First Union National Bank, as Indenture Trustee (the "Indenture Trustee"), and NovaStar Mortgage Funding Trust, Series 1998-2, as Issuer (the "Issuer").

                  W I T N E S E T H  T H A T:

         WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will sell (i) the Initial Mortgage Loans to the Company on the Closing Date and (ii) the Subsequent Mortgage Loans to the Company on each Subsequent Transfer Date, who will then sell the Subsequent Mortgage Loans to the Issuer on each Subsequent Transfer Date;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Company will sell the Initial Mortgage Loans and transfer all of its rights under the Mortgage Loan Purchase Agreement to the Issuer on the Closing Date;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to the Company the Certificates on the Closing Date;

         WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Bonds on the Closing Date;

         WHEREAS, pursuant to the terms of the Certificates Sale
Agreement, the Company will sell and transfer to NCFC the Certificates on the Closing Date;

         WHEREAS, pursuant to the terms of the Master Assignment
Agreement, NCFC will pledge and transfer the Certificates to MLMCI on the Closing Date; and

         WHEREAS, pursuant to the terms of this Servicing
Agreement, the Servicer will service the Mortgage Loans directly or through one or more Subservicers.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

    Section 1.01.  Definitions.  For all purposes of this
Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated as of August 1, 1998 (the "Indenture") between the Issuer and the Indenture Trustee, which Definitions are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

    Section 1.02. Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

    (b) As used in this Servicing Agreement and in any certifi-cate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

    (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

    (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

    (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

    Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made in accordance with the terms of the related Mortgage Note and Mortgage. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                            ARTICLE II

                  REPRESENTATIONS AND WARRANTIES

    Section 2.01. Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, the Bond Insurer and the Bondholders, as of the Closing Date, that:

         (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each juris-diction in which the character of the business transacted by it or properties owned or leased by it requires such quali-fication and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

         (ii) The Servicer has the corporate power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforce-ment of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

         (iii) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

         (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the certificate of incorporation or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Servicing Agreement or the Bonds or the Certificates which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

    The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

    Section 2.02. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

    Section 2.03.  Enforcement of Representations and
Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Bond Insurer, shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Servicer, the Indenture Trustee, the Issuer, the Owner Trustee or the Bond Insurer of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the value of the related Mortgage Loan or the interests of the Bondholders or the Certificateholders or the Bond Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan, in each instance in accordance with the Mortgage Loan Purchase Agreement; provided that the Seller shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Eligible Substitute Mortgage Loans for such Mortgage Loan. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. For the month of substitution, distributions to the Payment Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loans and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the related Subservicer, if any, the Bond Insurer, the Owner Trustee and the Indenture Trustee.

    In connection with the substitution of one or more Eligible
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the Servicer and the Servicer shall deposit such Substitution Adjustment Amount into the Collection Account upon receipt.

    It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against the Seller, except as set forth in Section 6.1 of the Mortgage Loan Purchase Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Indenture Trustee by certification signed by a Servicing Officer (which certification shall include a statement to the effect that the Repurchase Price has been deposited in the Collection Account) and then the Indenture Trustee shall deliver the Mortgage Files relating to such Mortgage Loan to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer which the Indenture Trustee shall execute.


                           ARTICLE III

          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

    Section 3.01.  Servicer to Assure Servicing.  (a)  The
Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Servicer, in its capacity as Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related
Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power on behalf of the Bondholders, the Indenture Trustee, the Bond Insurer or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Servicing Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Indenture Trustee when the Servicer believes it is reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of itself, the Bondholders, the Indenture Trustee, the Bond
Insurer or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage
Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer. The
Servicer will not waive any prepayment penalties without the consent of the Bond Insurer.

    The Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property other than any first lien which is prior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date or Subsequent Cut-off Date, as applicable. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, or the Subsequent Cut-off Date in the case of a Subsequent Mortgage Loan, then the Servicer, in such capacity, may consent to the refinancing of the prior senior lien; provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the combined Loan-to-Value Ratio prior to such refinancing, (ii) the interest rate for the loan evidencing the refinanced senior lien is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; provided however if the loan evidencing the existing senior lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior lien has a fixed rate, then the loan evidencing the refinanced senior lien may be up to 2.0% higher than the then current mortgage rate of the loan evidencing the existing senior lien and
(iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

    The relationship of the Servicer (and of any successor to the Servicer as servicer under this Servicing Agreement) to the Issuer and the Indenture Trustee under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

    (b) Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action inconsistent with the interests of the Indenture Trustee, the Bond Insurer or the Bondholders or with the rights and interests of the Indenture Trustee, the Bond Insurer or the Bondholders under this Servicing Agreement.

    (c) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property and the Indenture Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

    Section 3.02. Subservicing Agreements Between Servicer and Subservicers. (a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be immediately terminated (i) (x) with cause and without any termination fee by the Servicer hereunder and/or (y) without cause, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom and (ii) at the option of the Bond Insurer upon the termination or resignation of the Servicer hereunder, in which case the Servicer shall be solely responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement. The Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the Servicer to a Subservicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Bond Insurer or the Bondholders, without the consent of the Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Outstanding Bonds.

    (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Bond Insurer and the Bondholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

    Section 3.03. Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Servicing Agreement; provided, however, that upon termination, the Servicer shall either act as servicer of the related Mortgage Loans or enter into an appropriate contract with a successor Subservicer reasonably acceptable to the Indenture Trustee and the Bond Insurer pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.

    Section 3.04.  Liability of the Servicer.    (a)
Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Indenture Trustee, the Bondholders and the Bond Insurer for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Servicing Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment; provided, however, that this sentence shall not apply to the Indenture Trustee acting as the Servicer; provided, further, however, that the foregoing provision shall not affect the obligation of the Servicer if it is also the Indenture Trustee to advance amounts which are not Nonrecoverable Advances.

    (b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Bond Insurer and the Bondholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.15.

    Section 3.05. Assumption or Termination of Subservicing Agreements by Indenture Trustee. (a) If the Indenture Trustee or its designee shall assume the servicing obligations of the Servicer in accordance with Section 6.02 below, the Indenture Trustee, to the extent necessary to permit the Indenture Trustee to carry out the provisions of Section 6.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements. In such event, the Indenture Trustee or its designee as the successor Servicer shall be deemed to have assumed all of the Servicer's rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Indenture Trustee or its designee as a successor Servicer, except that the Indenture Trustee or its designee as a successor Servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Indenture Trustee or its designee as a successor Servicer at any time to receive any portion of the servicing compensation provided under Section 3.15 except for such portion as the Servicer would be entitled to receive.

    (b) In the event that the Indenture Trustee or its designee as successor Servicer for the Indenture Trustee assumes the servicing obligations of the Servicer under Section 6.02, upon the request of the Indenture Trustee or such designee as successor Servicer, the Servicer shall at its own expense deliver to the Indenture Trustee, or at its written request to such designee, originals or, if originals are not available, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Indenture Trustee, or at its written request to such designee as successor Servicer.

    Section 3.06.  Collection of Mortgage Loan Payments.   (a)
The Servicer will coordinate and monitor remittances by Subservicers to it with respect to the Mortgage Loans in accordance with this Servicing Agreement.

    (b) The Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Servicing Agreement. Consistent with the foregoing, the Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies;
provided, however, that the Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, that the Servicer may not without the prior written consent of the PMI Insurer and the Bond Insurer permit any waiver, modification or variance which would (a) change the loan rate, (b) forgive any payment of principal or interest, (c) lessen the lien priority or (d) extend the final maturity date of a Mortgage Loan past 12 months prior to the final maturity date on the Bonds. In the event the Servicer or related Subservicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance or shall cause the related Subservicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer or the related Subservicer to make an Advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

    (c) Within five Business Days after the Servicer has determined that all amounts which it expects to recover from or on account of a Liquidated Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Servicer shall provide to (i) the Indenture Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination and (ii) the Bond Insurer and the Indenture Trustee a Liquidation Report in the form attached hereto as Exhibit C.

    (d) The Servicer shall establish a segregated account in the name of the Indenture Trustee (the "Collection Account"), which shall be an Eligible Account, in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it after the Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof, including the following payments and collections received or made by it (without duplication):

         (i) all payments of principal or interest on the Mortgage Loans received by the Servicer directly from Mortgagors or from the respective Subservicer;

         (ii) the aggregate Repurchase Price of the Mortgage
    Loans purchased by the Servicer pursuant to Sections 3.18 or 3.20;

         (iii)     Net Liquidation Proceeds;

         (iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

         (v)  Insurance Proceeds, other than Net Liquidation
    Proceeds, and PMI Insurance Proceeds resulting from any insurance policy maintained on a Mortgaged Property;

         (vi) any Advance and any Compensating Interest payments;

         (vii) all payments received from the CAP Providers under the CAP Agreements or from ML&Co pursuant to the ML&Co
    Guaranty pursuant to the terms thereof; and

         (viii) any other amounts received by the Servicer, including all Foreclosure Profits, assumption fees, prepayment penalties and any other fees that are required to be deposited in the Collection Account pursuant to this Servicing Agreement.

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account late payment charges payable by Mortgagors, as further described in Section 3.15, or amounts received by the Subservicer for the accounts of Mort-gagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Servicer may at any time (prior to being terminated under this Servicing Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Owner Trustee, the Indenture Trustee, the Bondholders and the Bond Insurer, as their interests may appear.

    Funds in the Collection Account may be invested in Eligible Investments, but shall not be commingled with the Servicer's own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Bonds. Income earned on such Eligible Investments shall be for the account of the Servicer.

    (e) The Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts in the name of the Indenture Trustee meeting the requirements of an Eligible Account, and such funds shall not be invested. The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds. Each Subservicer shall make remittances to the Servicer no later than one Business Day following receipt thereof and the Servicer shall deposit any such remittances received from any Subservicer within one Business Day following receipt by the Servicer.

    Section 3.07. Withdrawals from the Collection Account. (a) The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

         (i)  to deposit in the Payment Account, by the fourth
    Business Day prior to each Payment Date, all collections on the Mortgage Loans required to be distributed from the Payment Account on a Payment Date;

         (ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.11, or Liquidation Expenses, paid pursuant to Section 3.13, such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds;

         (iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by
    Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

         (iv) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Bondholders as of the date on which the related Repurchase Price is determined;

         (v) to reimburse the Servicer or any Subservicer for any unreimbursed Advance of its own funds or any unreimbursed advance of such Subservicer's own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or advance was made;

         (vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer or such Subservicer pursuant to Section 3.13 in good faith in connection with the restoration of the related Mortgage Property which was damaged by the uninsured cause or in connection with the liquidation of such Mortgage Loan;

         (vii) to reimburse the Servicer or any Subservicer for any unreimbursed Nonrecoverable Advance previously made, and otherwise not reimbursed pursuant to this Subsection
    3.07(a);

         (viii)    to pay the Owner Trustee the Owner Trustee
    Fee;

         (ix) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06;

         (x) to reimburse the Servicer for costs associated with the environmental report specified in Section 3.13(c);

         (xi) to clear and terminate the Collection Account upon a termination pursuant to Section 7.08;

         (xii)     to pay to the Servicer income earned on
    Eligible Investments in the Collection Account;

         (xiii) to make regular scheduled payments (but not termination payments) due to the First and Second CAP
    Provider under the First and Second CAP Agreements in accordance with the terms thereof;

         (xiv) to deposit in the Payment Account, by the fourth Business Day prior to each Payment Date, all payments received from the CAP Providers under the CAP Agreements or from ML&Co pursuant to the ML&Co Guaranty; and

         (xv) to pay to the PMI Insurer the monthly PMI Premium due under each PMI Policy from payments received (or
    Advances made) on account of interest due on the related
    Mortgage Loan;

Withdrawals made pursuant to clause (xv) shall be made on a first priority basis. In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v) and (vi), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses. The Servicer shall not use any payments received under the CAP Agreements or the ML&Co Guaranty and deposited in the Collection Account to make any of the foregoing payments, other than pursuant to clause
(xiv) above.

    (b) Notwithstanding the provisions of this Section 3.07, the Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Collection Account, any portion to which such Subservicers are entitled as reimbursement of any reimbursable Advances made by such Subservicers.

    Section 3.08. Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) The Servicer shall establish and maintain or cause the related Subservicer to establish and maintain, one or more Servicing Accounts. The Servicer or a Subservicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

    (b) The deposits in the Servicing Accounts shall be held in trust by the Servicer or a Subservicer (and its successors and assigns) in the name of the Indenture Trustee. Such Servicing
Accounts shall be Eligible Accounts and, if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer or a Subservicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment; withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or a Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing
Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Servicing Agreement.
Amounts received from Mortgagors for deposit into the Servicing
Accounts shall be deposited in the Servicing Accounts by the Servicer within two days of receipt. The Servicer shall advance from its own funds amounts needed to pay items payable from the Servicing Accounts if the Servicer reasonably believes that such amounts are recoverable from the related Mortgagor. The Servicer shall comply with all laws relating to the Servicing Accounts, including laws relating to payment of interest on the Servicing
Accounts.  If interest earned by the Servicer on the Servicing
Accounts is not sufficient to pay required interest on the Servicing Accounts, the Servicer shall pay the difference from its own funds. The Servicing Accounts shall not be the property of the Issuer.

    Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide, and shall cause any Subservicer to provide, to the Indenture Trustee, the Owner Trustee and the Bond Insurer access to the documentation regarding the related Mortgage Loans and REO Property and to the Bondholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Indenture Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Indenture Trustee, the Servicer or the Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Indenture Trustee, the Bond Insurer and the Owner Trustee shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Servicer or any Subservicer. The Servicer, the Subservicers and the Indenture Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

    Section 3.10. Servicing and Administration of the CAP Agreements and the ML&Co Guaranty. (a) The Servicer shall take all such actions on behalf of the Issuer as are necessary to service and administer the CAP Agreements and the ML&Co Guaranty and to perform the Issuer's obligations and enforce the Issuer's rights under the CAP Agreements and the ML&Co Guaranty which actions shall conform to the standards of an institution prudently administering the CAP Agreements and the ML&Co Guaranty for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it reasonably deems appropriate or desirable in connection with the servicing and administration of the CAP Agreements and the ML&Co Guaranty. The Servicer shall make its best reasonable efforts to collect or cause to be collected from the CAP Providers or ML&Co all payments due to the Issuer under the CAP Agreements and the ML&Co Guaranty.

    (b) The Servicer shall deposit into the Collection Account pursuant to Section 3.06(d)(vii) hereof all payments received from the CAP Providers and ML&Co under the terms of the CAP Agreements and the ML&Co Guaranty. The Servicer shall (i) withdraw from the Collection Account and pay to the First and Second CAP Provider, pursuant to Section 3.07(a)(xiii) hereof, regular scheduled payments due to the First and Second CAP Provider under the First and Second CAP Agreements in accordance with the terms thereof and (ii) withdraw from the Collection Account and deposit in the Payment Account, pursuant to Section 3.07(a)(xiv), all regular scheduled payments received under the CAP Agreements or the ML&Co Guaranty required to be deposited in the Payment Account.

    (c) Notwithstanding the provisions of Subsection 3.10(a) and (b), the Servicer shall not take any action in regard to the CAP Agreements inconsistent with the interests of the Indenture Trustee, the Bond Insurer or the Bondholders or with the rights and interests of the Indenture Trustee, the Bond Insurer or the Bondholders under this Servicing Agreement; provided, however, that payments to the First and Second CAP Provider pursuant to Subsection 3.10(b) above and Section 3.07(a)(xiii) hereof shall be deemed not to be inconsistent with such interests.

    (d) The Issuer and Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the CAP Agreements; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

    Section 3.11.  Maintenance of Hazard Insurance and Fidelity
Coverage. (a) The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Principal Balance of the Mortgage Loan
(or the combined Principal Balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan) or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause, provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,500 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities from an insurer acceptable to the Bond Insurer insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in this Section 3.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 3.11(a) and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. Any such deposit by the Servicer shall be made on the last Business Day of the Due
Period in the month in which payments under any such policy would have been deposited in the Collection Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

    (b) Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note, the Security Instrument or applicable law) shall be deposited in the Collection Account.

    (c) Any cost incurred by a Servicer or a Subservicer in maintaining any such individual hazard insurance policies shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Bondholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs of maintaining individual hazard insurance policies shall be recoverable by the Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Servicer from the Repurchase Price, to the extent permitted by Section 3.07.

    (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,500 or 1% of the applicable amount of coverage, whichever is less.

    (e) If insurance has not been maintained complying with Subsections 3.11 (a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs without any right of reimbursement.

    (f)  The Servicer shall present, or cause the related
Subservicer to present, claims under any related hazard insurance or flood insurance policy.

    (g) The Servicer shall obtain and maintain at its own expense, and shall cause each Subservicer to obtain and maintain at its own expense, and for the duration of this Servicing Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's and such Subservicer's officers, employees and other persons acting on its behalf in connection with its activities under this Servicing Agreement. The amount of coverage shall be consistent with industry standards but in an amount not less than presently maintained by the Servicer. The Servicer shall promptly notify the Indenture Trustee and the Bond Insurer of any material change in the terms of such bond or policy. The Servicer shall provide annually to the Indenture Trustee and the Bond Insurer a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Indenture Trustee and the Bond Insurer ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited in the Collection Account.

    Section 3.12.  Due-on-Sale Clauses; Assumption Agreements.
(a) In any case in which the Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law. The
Servicer or the related Subservicer may repurchase a Mortgage
Loan at the Repurchase Price when the Servicer requires acceleration of the Mortgage Loan, but only if the Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Indenture Trustee and the Bond Insurer, that such Mortgage
Loan is in default or default is reasonably foreseeable. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and, with the consent of the PMI
Insurer, if applicable, to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered by a hazard policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall notify the Indenture Trustee and the Bond Insurer, whenever possible, before the completion of such assumption agreement, and shall forward to the Indenture Trustee the original copy of such assumption agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

    (b) Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

    Section 3.13.  Realization Upon Defaulted Mortgage Loans.
(a) The Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.06, except that the Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (c) below. In connection with such foreclosure or other conversion, the Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Bondholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Bondholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Collection Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all costs and expenses constituting Liquidation Expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as set forth in Section 3.07. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Servicing Agreement to be Liquidation Proceeds.

    Any subsequent collections with respect to any Liquidated Mortgage Loan shall be deposited to the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Servicer may take into account any estimated additional Liquidation Expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

    In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, who shall hold the same on behalf of the Issuer in accordance with the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held as an asset of the Issuer until such time as such property shall be sold.

    (b) The Servicer shall not acquire any real property (or any personal property incident to such real property) on behalf of the Trust Estate except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Servicer acquires any real property (or personal property incident to such real property) on behalf of the Trust Estate in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer on behalf of the Trust Estate within two years after its acquisition on behalf of the Trust Estate.

    (c) With respect to any Mortgage Loan as to which the Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Indenture Trustee, the Owner Trustee and the Bond Insurer and shall act in accordance with any such directions and instructions provided by the Bond Insurer, or if a Bond Insurer Default exists, by the Indenture Trustee, as pledgee of the Issuer. Notwithstanding the preceding sentence of this Section 3.13(c), with respect to any Mortgage Loan described by such sentence, the Servicer shall, if requested by the Bond Insurer, obtain and deliver to the Issuer, the Indenture Trustee and the Bond Insurer an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Servicer shall be entitled to reimbursement for such report pursuant to Section 3.07. If the Bond Insurer or Indenture Trustee, as applicable, has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 30 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Issuer a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Owner Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property, unless the Owner Trustee has been indemnified to its reasonable satisfaction against such liability.

    Section 3.14.  Indenture Trustee to Cooperate; Release of
Mortgage Files.   (a)  Upon payment in full of any Mortgage Loan,
the Servicer will immediately notify the Indenture Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account have been so deposited) and shall request delivery to the Servicer or Subservicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage File to the Servicer or Subservicer and execute and deliver to the Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

    (b) From time to time as is appropriate, for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Indenture Trustee a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit B hereto. Upon receipt of the Request for Release, the Indenture Trustee shall deliver the Mortgage File or any document therein to the Servicer or Subservicer, as the case may be, as bailee for the Indenture Trustee.

    (c) The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Indenture Trustee when the need therefor no longer exists, and in any event within 21 days of the Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Indenture Trustee, the Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Indenture Trustee unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Indenture Trustee shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Collection Account.

    (d) The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer in which it requests the Indenture Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Indenture Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

    Section 3.15.  Servicing Compensation.    (a)  As
compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee from full payments of accrued interest on each Mortgage Loan. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer and the Trust Estate shall not bear any fees, expenses or other costs directly associated with any Subservicer.

    (b) The Servicer may retain additional servicing compensation in the form of late payment charges, to the extent such charges are collected from the related Mortgagors and investment earnings on the Collection Account. The Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Servicing Agreement and shall not be entitled in connection with servicing activities under this Servicing Agreement to reimbursement except as provided in this Servicing Agreement. Expenses to be paid by the Servicer without reimbursement under this Subsection 3.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.17.

    (c) To further compensate the Servicer for its activities hereunder, the Servicer shall have the right and the obligation to purchase each Converted Mortgage Loan pursuant to Section 3.20 hereof.

    (d) The parties acknowledge that the Servicer's rights and obligations under Section 3.20 hereof to purchase Converted
Mortgage Loans were taken into consideration when the Servicing
Fee was established.

    Section 3.16. Annual Statements of Compliance. Within 90 days after December 31 of each year, the Servicer at its own expense shall deliver to the Indenture Trustee, with a copy to the Bond Insurer and the Rating Agencies, an Officer's
Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Servicing Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled its obligations under this Servicing Agreement in all material respects for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default; (iii) a review of the activities of each Subservicer during the Subservicer's most recently ended calendar year and its performance under its Subservicing Agreement has been made under such officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Subservicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Subservicer has performed and fulfilled its duties, responsibilities and obligations under this Servicing Agreement and its Subservicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Servicer to the Bondholders upon request or by the Indenture
Trustee at the expense of the Servicer should the Servicer fail to provide such copies.

    Section 3.17.  Annual Independent Public Accountants'
Servicing Report.   (a)  Within 90 days after December 31 of each
year, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants and are otherwise acceptable to the Bond Insurer to furnish a statement to the Servicer, which will be provided to the Indenture Trustee, the Bond Insurer and the Rating Agencies, to the effect that, in connection with the firm's examination of the Servicer's financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Servicer was not in compliance with Sections 3.06, 3.07 and 3.08 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    (b) Within 90 days after December 31 of each year, the Servicer, at its expense, shall, and shall cause each Subservicer to cause, a nationally recognized firm of independent certified public accountants to furnish to the Servicer or such Subservicer, as the case may be, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer or such Subservicer, as the case may be, which includes an assertion that the Servicer or such Subservicer, as the case may be, has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of first lien conventional single family mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall or shall cause each Subservicer to furnish a copy of such report to the Indenture Trustee, the Rating Agencies and the Bond Insurer.

    Section 3.18.  Optional Purchase of Defaulted Mortgage
Loans. The Servicer may repurchase any Mortgage Loan delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price. The procedure for such repurchase shall be the same as for repurchase by the Seller under the Mortgage Loan Purchase Agreement. Notwithstanding the foregoing, the Indenture Trustee, whether acting as Indenture Trustee or in the capacity of successor Servicer, shall have no obligation to repurchase any Mortgage Loan.

    Section 3.19. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1997, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J,
Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

    Section 3.20. Purchase of Converted Mortgage Loans. (a) Within 30 days after the applicable Conversion Date, the Servicer shall purchase and the Issuer shall sell each Converted Mortgage Loan for a purchase price equal to the Repurchase Price. The procedure for such purchase shall be the same as for repurchase by the Seller under the Mortgage Loan Purchase Agreement (but such purchase shall be made by the Servicer or its assignee). If the Servicer resells any such Converted Mortgage Loan, the Servicer shall do so for a good faith purchase price. Notwithstanding the foregoing, the Indenture Trustee, whether acting as Indenture Trustee or in the capacity as successor Servicer, shall have no obligation to purchase any Converted Mortgage Loan.

    (b) The Servicer shall retain all conversion fees paid by the Mortgagor upon conversion of a Convertible Mortgage Loan.

    (c) The Servicer's right and obligation to purchase each Converted Mortgage Loan may be assigned and delegated by the Servicer, on an aggregate or a loan by loan basis; provided, however, that (i) notwithstanding any such assignment or delegation, the Servicer shall remain liable for the performance of its purchase obligation under this Section 3.20; (ii) the Servicer shall not assign or delegate its right and obligation to purchase Converted Mortgage Loans to the Seller; and (iii) if the Servicer assigns and delegates such rights and obligations, it shall do so on the condition that the assignee agrees that if the assignee resells any such Converted Mortgage Loans, it will do so for a good faith purchase price.

    Section 3.21.    Superior Liens.  If the Servicer is
notified that any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien, or has declared or intends to declare a default under the related mortgage or the promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer, the Bond Insurer and the Indenture Trustee, reasonable actions to protect the interests of the Securityholders and the Bond Insurer and/or to preserve the security of the related Mortgage Loan consistent with the requirements of this Servicing Agreement, provided that the Servicer shall not be required to make any Servicing Advances to cure the default or reinstate the Superior Lien. The Servicer shall promptly notify the Issuer, and the Bond Insurer and the Indenture Trustee if it takes any such action.

    Section 3.22. Servicing and Administrating of the PMI Policies. (a) The Servicer shall take all such actions on behalf of the Issuer as are necessary to service, maintain and administer the PMI Policies and to perform the Issuer's obligations and enforce the Issuer's rights under the PMI Policies, which actions shall conform to the standards of an institution prudently administering PMI Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall make its best reasonable efforts to file all insured claims under the PMI Policies and collect from the PMI Insurer all Insurance Proceeds due to the Issuer under the PMI Policies. The Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect each such PMI Policy for the life of the Mortgage Loan; provided, however, that if a PMI Insurer Insolvency Event has occurred and is continuing, the Servicer shall, at the direction of the Bond Insurer, or, if a Bond Insurer Default has occurred and is continuing, may, terminate the PMI Policy on any Mortgage Loan that is not then past due. Unless a Bond Insurer Default has occurred and is continuing, neither the Servicer nor the Indenture Trustee shall terminate the PMI Policy with respect to any Mortgage Loan without the prior written consent of the Bond Insurer. The Servicer shall cooperate with the PMI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer or to which the Servicer has access with respect to any Mortgage Loan.


    (b) The Servicer shall deposit into the Collection Account pursuant to Section 3.06(d)(v) hereof all PMI Insurance Proceeds received from the PMI Insurer under the terms of the PMI Policies. The Servicer shall withdraw from the Collection Account and pay to the PMI Insurer pursuant to Section 3.07(a)(xv) hereof, the monthly PMI Premiums due to the PMI Insurer in accordance with the terms of the PMI Insurance Agreement.

    (c) Notwithstanding the provisions of Subsection 3.22(a) and (b), the Servicer shall not take any action in regard to the PMI Policies inconsistent with the interests of the Indenture Trustee, the Bond Insurer or the Bondholders or with the rights and interests of the Indenture Trustee, the Bond Insurer or the Bondholders under this Servicing Agreement; provided, however, that payments of the monthly PMI Premiums to the PMI Insurer pursuant to Subsection 3.22(b) above and Section 3.07(a)(xv) hereof shall be deemed not to be inconsistent with such interests.

    (d)  The Issuer and Indenture Trustee shall furnish the
Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the PMI Policies; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

    (e) If at any time during the term of this Agreement, a PMI Insurer Insolvency Event has occurred and is continuing, the Servicer agrees to review, not less often than monthly, the financial condition of the PMI Insurer with a view towards determining whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of the PMI Insurer. In such event, the Bond Insurer may (i) obtain, at its own expense, for the benefit of the Indenture Trustee, the Bondholders and the Bond Insurer, an additional PMI Policy or a replacement PMI Policy or (ii) with the consent of the Servicer, obtain for the benefit of the Indenture Trustee, the Bondholders and the Bond Insurer an additional PMI Policy or a replacement PMI Policy, the PMI Premiums on which would be paid by the Servicer from the Collection Account pursuant to Section 3.07(a)(xv) hereof. The Servicer shall cooperate with and assist the Bond Insurer in obtaining any replacement or additional policy.

    (f)  The Servicer shall give written notice to the PMI
Insurer of all "Defaults" and "Early Defaults" (as such terms are defined in the PMI Policy) with respect to the Mortgage Loans within the time frames and in the manner provided in the PMI
Policy.

    (g) The Servicer shall not authorize any assumption agreement with respect to any Mortgage Loan covered by a PMI
Policy without the prior written approval of the PMI Insurer.

    (h) With respect to each Mortgage Loan covered by a PMI Policy, the Servicer shall initiate foreclosure proceedings or other appropriate proceedings not later than 6 months after it is permitted to do so hereunder and under the Mortgage Loan and by applicable law, and shall provide copies of all notices and pleadings with respect thereto.

    (i) With respect to any Mortgage Loan covered by a PMI Policy, the Servicer shall use its best efforts to obtain the PMI Insurer's Consent with respect to any "Approved Sale" (as such term is defined in the PMI Policy) of the related Mortgaged Property.

    (j) The Servicer shall comply with any bidding instructions provided to it by the PMI Insurer pursuant to the PMI Policy.

    (k) The Servicer shall furnish to the Bond Insurer copies of all notices, certificates, statements, reports, information and correspondence from PMI Insurer to the Servicer and from the Servicer to the PMI Insurer.

    (l) Following any PMI Insurer Insolvency Event, the Bond Insurer shall consult with the Servicer regarding whether or not to terminate the PMI Policy with respect to any Mortgage Loan that is not then past due. The Bond Insurer shall give the Servicer thirty (30) days prior written notice of its intention to terminate the PMI Policy with respect to any Mortgage Loan.

                            ARTICLE IV

                        REMITTANCE REPORTS

    Section 4.01. Remittance Reports. On the second Business Day following each Determination Date, the Servicer shall deliver to the Indenture Trustee a report, prepared as of the close of business on the Determination Date (the "Determination Date Report"), and shall forward to the Indenture Trustee in the form of computer readable electromagnetic tape or disk a copy of such report. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Servicer and that is required by the Indenture Trustee for purposes of making the calculations and providing the reports referred to in the Indenture, as set forth in written specifications or guidelines issued by the Indenture Trustee from time to time. Such information shall include the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Payment Account pursuant to Section 3.07.
Such information shall also include (a) the number of Mortgage Loans that prepaid in the previous month; (b) the loan balance of each such Mortgage Loan; (c) whether a prepayment penalty was applied to such Mortgage Loan; and (d) the amount of prepayment penalty with respect to each such Mortgage Loan. The Servicer agrees to cooperate with the Indenture Trustee in providing all information as is reasonably requested by the Indenture Trustee to prepare the reports required under the Indenture. Upon written request by the Bond Insurer, the Servicer shall deliver the Determination Date Report to the Bond Insurer.

    The determination by the Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification.

    Section 4.02. Advances. If any Monthly Payment (together with any advances from the Subservicers) on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer will deposit in the Collection Account not later than the fourth Business Day immediately preceding the related Payment Date an amount equal to such deficiency net of the related Servicing Fee for such Mortgage Loan, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on such Mortgage Loan. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated. If applicable, on the fourth Business Day preceding each Payment Date, the Servicer shall present an Officer's Certificate to the Indenture Trustee and the Bond Insurer (i) stating that the Servicer elects not to make an Advance in a stated amount and
(ii) detailing the reason it deems the advance to be nonrecoverable. The Indenture Trustee shall forward a copy of such Officer's Certificate to the Bond Insurer.

    Section 4.03. Compensating Interest Payments. The Servicer shall deposit in the Collection Account not later than the fourth Business Day preceding the Payment Date an amount equal to the Compensating Interest related to the related Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.


                            ARTICLE V

                           THE SERVICER

    Section 5.01. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

    Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be, with the consent of the Bond Insurer, the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    The Servicer may fully assign all of its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is reasonably satisfactory to the Indenture Trustee (as pledgee of the Mortgage Loans) and the Bond Insurer (in its sole discretion), is willing to service the Mortgage Loans and executes and delivers to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Bond Insurer, the Indenture Trustee and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Bonds in effect immediately prior to such assign-ment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) without taking into account the Bond Insurance Policy.

    Section 5.03.  Limitation on Liability of the Servicer and
Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture
Trustee, the Bond Insurer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Bonds, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 5.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accor-dance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Bondholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section
5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any reimbursements or indemnification to the Servicer from the Issuer pursuant to this Section 5.03 shall be payable in the priority set forth in Section 3.05(a)(xi) of the Indenture.

    Section 5.04.  Servicer Not to Resign.  Subject to the
provisions of Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Issuer, the Bond Insurer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture
Trustee; (b) each Rating Agency shall have delivered a letter to the Issuer, the Bond Insurer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Bonds or the then current rating of the Bonds without taking into account the Bond Insurance Policy;
and (c) such proposed successor servicer is acceptable to the Bond Insurer, as evidenced by a letter to the Issuer, the Servicer and the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Mortgage Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Mortgage Loans, shall have designated a successor servicer in accordance with Section
6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections
6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. The Servicer shall have no claim
(whether by subrogation or otherwise) or other action against any Bondholder or the Bond Insurer for any amounts paid by the Servicer pursuant to any provision of this Servicing Agreement.
Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Bond Insurer.

    Section 5.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the same standards with which the Servicer complies pursuant to Section
3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

    Section 5.06. Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification. (a) The Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation, including all indemnification payments (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee, and the Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee of the Indenture Trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

    (b) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without gross negligence or willful mis-conduct on its part, arising out of, or in connection with, the failure by the Servicer to perform its duties in compliance with this Servicing Agreement, including the reasonable costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

         (i)  with respect to any such claim, the Indenture
    Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the

    Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

         (ii) while maintaining control over its own defense, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in pre-paring such defense; and

         (iii) notwithstanding anything in this Servicing Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer, which consent shall not be unreasonably withheld.

    No termination of this Servicing Agreement shall affect the obligations created by this Section 5.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this Servicing Agreement. Any amounts to be paid by the Servicer pursuant to this Subsection may not be paid from the Trust Estate.

    Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 5.06 shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Securityholders, as the case may be, pursuant to the terms of this Servicing Agreement.

    (c) The Servicer agrees to indemnify the Issuer in an amount equal to the amount of any claim made under a PMI Policy for which coverage is denied by the PMI Insurer because (and if the PMI Insurer's denial of coverage is contested by the Servicer, a court or arbitrator finally determines that coverage is not available under the PMI Policy because) of the Servicer's failure to abide by the terms of the PMI Policy or the PMI Insurance Agreement or the Servicer's failure to abide by the NFI Underwriting Guidelines or the NFI Servicing Guidelines, as attached to the PMI Insurance Agreement.


                            ARTICLE VI

                             DEFAULT

    Section 6.01. Servicing Default. If any one of the follow-ing events (a "Servicing Default") shall occur and be continuing:

         (i) Any failure by the Servicer to deposit in the Collection Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement, including any Advances and Compensating Interest, which continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee or to the Servicer, the Issuer and the Indenture Trustee by the Bond Insurer; or

         (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other cove-nants or agreements of the Servicer set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Bondholders or the Bond Insurer or the breach of any representation or warranty of the Servicer in this Servicing Agreement or in the Insurance Agreement which materially and adversely affects the interests of the Bondholders or the Bond Insurer, and which in either case continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee or to the Servicer, the Issuer and the Indenture Trustee by the Bond Insurer; or

         (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trus-tee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (iv) The Servicer shall voluntarily go into liquida-tion, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         (v) Any failure by the Servicer to pay when due any amount payable by it under the terms of the Insurance Agreement which continues unremedied for a period of three
    (3) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Bond Insurer;

         (vi) Failure on the part of the Seller or the Servicer to duly perform in any material respect any covenant or agreement set forth in the Insurance Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Indenture Trustee, the Seller or the Servicer, as the case may be, by the Bond Insurer; or

         (vii) So long as the Seller is an affiliate, the parent of or under the common control with the Servicer, any failure of the Seller to repurchase any Mortgage Loan required to be repurchased, or pay any amount due, pursuant to the Mortgage Loan Purchase Agreement which continues unremedied for a period of 30 days after the date upon which written notice of such failure shall have been given to the Servicer.

         (viii) Failure on the part of the Servicer (or its assignee) to purchase any Converted Mortgage Loan pursuant to Section 3.20 hereof.

    (ix) (A) the Cumulative Loss Percentage (without giving any effect to coverage provided by any PMI Policy) for any period set forth below exceeds the percentage set forth below,

         Period                        Cumulative Loss %
  July 2, 1998   July 1, 1999                    1%

  July 2, 1999   July 1, 2000                    2%

  July 2, 2000   July 1, 2001                    3%

  July 2, 2001   July 1, 2002                    4%

  July 2, 2002   July 1, 2003                    5%

  For any period thereafter                 6%

         (B)  Realized Losses on the Mortgage Loans
    (without giving any effect to coverage provided by any PMI Policy) over any one twelve-month period exceed
    1.25% of the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date, and

         (C)  the Rolling Delinquency Percentage exceeds
    15%;

  then, (a) and in every such case, other than that set forth in (v) or (vi) hereof, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Bond Insurer, or the Bond Insurer, or if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Issuer if given by the Bond Insurer) or (b) in the case of the events set forth in (v) or (vi) hereof, the Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds, may, by notice to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement other than its right to receive servicing compen-sation and expenses for servicing the Mortgage Loans here-under during any period prior to the date of such termina-tion and the Issuer, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Bond Insurer, or the Bond Insurer may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Bond Insurer and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Bonds or the Mortgage
  Loans or otherwise, shall pass to and be vested in the Indenture Trustee, pursuant to and under this Section 6.01;
  and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to com-plete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer within one Business Day to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and to be deposited by it in the Collection
  Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. In addition, the Servicer agrees promptly (and in any event no later than five Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Servicing Agreement. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the Servicer succeeded by the Indenture Trustee) upon presentation of reasonable documentation of such costs and expenses. For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Servicer Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust
  Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Default is received by the Indenture Trustee and such notice references the Bonds or this Servicing Agreement.

  Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.07 and 3.15 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

  The Servicer shall immediately notify the Indenture Trustee, the Bond Insurer and the Owner Trustee in writing of any Servicing Default.

  Section 6.02. Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or sends a notice pursuant to Section 5.04, the Indenture Trustee on behalf of the Bondholders and the Bond Insurer shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including but not limited to the provisions of Article VIII. Nothing in this Servicing Agreement shall be construed to permit or require the Indenture Trustee to
(i) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (ii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iii) fund any losses on any Eligible Investment directed by any other Servicer, or (iv) be responsible for the representations and warranties of the Servicer; provided, however, that the Indenture Trustee, as successor Servicer, shall be required to make any required Advances to the extent that the Servicer failed to make such Advances. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable to so act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established hous-ing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that any such successor Servicer shall be acceptable to the Bond Insurer, as evidenced by the Bond Insurer's prior written consent and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Bonds by the Rating Agencies or the ratings assigned to the Bonds without taking into account the Bond Insurance Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.15 (or such lesser or greater compensation as the Indenture Trustee and such successor shall agree; provided, however, that any greater compensation shall only be payable from amounts that otherwise would be distributed to the Certificateholders). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer (including, without limitation, the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to
Section 3.11 or to indemnify the Indenture Trustee pursuant to
Section 5.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

  (b) Any successor, including the Indenture Trustee on behalf of the Bondholders, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of the Bondholders and the Bond Insurer, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to
Section 3.11.

  (c) Any successor Servicer, including the Indenture Trustee on behalf of the Bondholders and the Bond Insurer, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.

  Section 6.03. Notification to Bondholders. Upon any termination or appointment of a successor to the Servicer pursu-ant to this Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Bondholders, the Bond Insurer, the Owner Trustee, the Issuer and each Rating Agency.

  Section 6.04. Waiver of Defaults. The Indenture Trustee shall transmit by mail to all Bondholders and the Bond Insurer, within 5 days after the occurrence of any Servicing Default known to the Indenture Trustee, unless such Servicing Default shall have been cured, notice of each such Servicing Default hereunder known to the Indenture Trustee. The Bond Insurer or, if a Bond Insurer Default exists, the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds may waive any default by the Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Bonds. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give notice of any such waiver to the Rating Agencies.

                           ARTICLE VII

                     MISCELLANEOUS PROVISIONS

  Section 7.01. Amendment. This Servicing Agreement may be amended from time to time by the parties hereto with the prior written consent of the Bond Insurer, provided that any amendment be accompanied by a letter from the Rating Agencies to the effect that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Bonds or the rating then assigned to the Bonds without taking into account the Bond Insurance Policy.

  Section 7.02. Governing Law. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

  Section 7.03. Notices. All demands, notices and communica-tions hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to:

  (a)    in the case of the Servicer:  NovaStar Mortgage, Inc.
                                  1900 W. 47th Place
                                  Suite 205
                                  Westwood, Kansas 66205
                                  Attention: Chris Miller,
                                  Senior Vice President

  (b)    in the case of the
    Bond Insurer:            MBIA Insurance Corporation
                             113 King Street
                             Armonk, New York  10504
                             Attention:  Asset-Backed IPM
                            (NovaStar Mortgage Funding Trust,
                             Series 1998-2, NovaStar Home
                             Equity Loan Asset-Backed Bonds,
                             Series 1998-2)

  (c)    in the case of
    Rating Agencies:         Moody's Investors Service Inc.
                             99 Church Street
                             New York, New York  10007
                             Attention:  Rod Dubitsky

                             Standard & Poor's
                             26 Broadway
                             New York, New York  10004-1064
                             Attention:  Leslie Albergo

  (d)    in the case of the
    Owner Trustee:           Wilmington Trust Company
                             Wilmington, Delaware  19890
                             Attention:  Emmett Harmon


  (e)    in the case of the
    Issuer, to NovaStar         c/o NovaStar Financial, Inc.
    Mortgage Funding Trust,  1901 W. 47th Place
    Series 1998-2:              Suite 105
                                Westwood, Kansas  66502
                                Attention: David J. Lee,
                                Vice President

  (f)    in the case of the
    Indenture Trustee:       First Union National Bank
                             230 South Tryon Street, NC1179
                             9th Floor
                             Charlotte, NC  28288-1179
                             Attention:  Robert Ashbaugh

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at the address of such Bondholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

  Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Bonds or the rights of the Bondholders thereof.

  Section 7.05. Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Bondholders, the Bond Insurer, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

  Section 7.06.    Counterparts.  This instrument may be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  Section 7.07.    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

  Section 7.08. Termination. Except with respect to obligations of the Servicer relating to any representations and warranties or indemnities made by it in this Agreement, the respective obligations and responsibilities of the Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

  Section 7.09. No Petition. The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or the Company, or join any institution against the Issuer or the Company, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer or the Company. This section shall survive the termination of this Servicing Agreement by one year.

  Section 7.10. No Recourse. The Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.


                           ARTICLE VIII

              ADMINISTRATIVE DUTIES OF THE SERVICER

  Section 8.01.    Administrative Duties.

  (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

  (b)    Duties with Respect to the Issuer.

    (i) In addition to the duties of the Servicer set forth in this Servicing Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee or the Bond Insurer shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuer, the Bond Insurer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Bonds (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Bond Insurer or the Owner Trustee and are reasonably within the capability of the Servicer.

    (ii) Notwithstanding anything in this Servicing
  Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Bond Insurer in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

    (iii) In carrying out the foregoing duties or any of its other obligations under this Servicing Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third-parties.

  (c) Tax Matters. The Servicer shall provide such services as are reasonably necessary to assist the Issuer, the Indenture Trustee or the Owner Trustee, as applicable, in the preparation of tax returns and information reports as provided in Section
5.03 of the Trust Agreement.

  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Bond Insurer and the Indenture Trustee of the proposed action and the Owner Trustee, the Bond Insurer and, with respect to items
(A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

    (A) the amendment of or any supplement to the Indenture;

    (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

    (C) the amendment, change or modification of this Servicing Agreement or any of the Basic Documents;

    (D) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

    (E)  the removal of the Indenture Trustee.

  Section 8.02. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer, Indenture Trustee and the Bond Insurer upon reasonable request and at any time during normal business hours.

  Section 8.03. Additional Information to be Furnished. The Servicer shall furnish to the Issuer, Indenture Trustee and the Bond Insurer from time to time such additional information regarding the Bonds as the Issuer, Indenture Trustee or the Bond Insurer shall reasonably request.

  IN WITNESS WHEREOF, the Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                        NOVASTAR MORTGAGE, INC.
                          as Servicer


                        By:________________________________
                             Name:
                             Title:



                        NOVASTAR MORTGAGE FUNDING TRUST,
                        SERIES 1998-2
                             as Issuer

                        By:  WILMINGTON TRUST COMPANY, not
                             in its individual capacity but
                             solely as Owner Trustee

                        By:________________________________
                             Name:
                             Title:


                        FIRST UNION NATIONAL BANK
                             not in its individual capacity
                             but solely as
                             Indenture  Trustee

                        By:_______________________________
                             Name:
                             Title:

                            EXHIBIT A
                      MORTGAGE LOAN SCHEDULE

                            EXHIBIT B
                   FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:  REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(S):
Reason for Document Request: (circle one)        Mortgage Loan
Prepaid in Full
                                Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing
Agreement."

_____________________________________
[Name of Servicer]
Authorized Signature

*****************************************************************
TO CUSTODIAN/Indenture Trustee: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:          [  ] Promissory Note
                             [  ] Mortgage or Deed of Trust
                             [  ] Assignment(s) of Mortgage or Deed
                                  of Trust
                             [  ] Title Insurance Policy
                             [  ] Other:  ___________________________

______________________
Name
______________________
Title
_____________________
Date

                            EXHIBIT C
                    FORM OF LIQUIDATION REPORT



Customer Name:
Account Number:
Original Principal Balance:

1.  Type of Liquidation (REO disposition/charge-off/short pay-off)

  Date last paid
  Date of foreclosure
  Date of REO
  Date of REO Disposition
  Property Sale Price/Estimated Market Value at disposition

2.  Liquidation Proceeds

  Principal Prepayment                              $____________
  Property Sale Proceeds                             ____________
  Insurance Proceeds                                 ____________
  Other (itemize)                                    ____________

  Total Proceeds                                    $____________

3.  Liquidation Expenses

  Servicing Advances                                 ____________
  Delinquency Advances                               ____________
  Monthly Advances                                   ____________
  Servicing Fees                                     ____________
  Other Servicing Compensation                       ____________

  Total Advances                                    $____________

4.  Net Liquidation Proceeds                        $____________
  (Item 2 minus Item 3)

5.  Principal Balance of Mortgage Loan              $____________

6.  Loss, if any (Item 5 minus Item 4)              $____________